Exhibit 10.1

AMENDMENT TO

TERM LIFE INSURANCE PREMIUM AND TAX BONUS AGREEMENT

This AMENDMENT is made as of the 22nd day of May, 2006, between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries, the “Company”), and BRIAN L. ROBERTS (“Roberts”).

BACKGROUND

The parties entered into a Term Life Insurance Premium and Tax Bonus Agreement dated as of September 23, 1998 (the “Agreement”), and desire to modify the provisions thereof as set forth herein.

AGREEMENT

Intending to be legally bound hereby, the Company and Roberts agree as follows:

1. Section 1 of the Agreement is hereby replaced in its entirety with the following:

“At or as soon as practical following the due date of each annual premium under each Policy, the Company shall pay to Roberts the full amount of the annual premium under such Policy. The payment or payments made to Roberts under this Section 1 are referred to individually as a “Premium Payment” and collectively as the “Premium Payments.””

2. The words “thirty days prior to” in the first sentence in Section 2(a) of the Agreement are hereby deleted and replaced with the words “at or as soon as practicable following”.

3. The words “or the Trust” in Section 2(a) of the Agreement are hereby deleted.

4. Section 3 of the Agreement is hereby deleted in its entirety.

5. It is acknowledged by the parties that their common understanding is that, consistent with the language contained in the Agreement, the obligations of the Company under the Agreement will survive in all events until Roberts’ death, including upon a prior termination of employment by Roberts. Accordingly, for the avoidance of doubt, Section 4 of the Agreement is hereby amended to add the following phrase at the end thereof:

“, notwithstanding any prior termination of employment of Roberts.”

6. Except as amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first-above written.

COMCAST CORPORATION

By:	/S/ BRIAN L. ROBERTS

Brian L. Roberts